Exhibit 5.11

Effective Date:

November 5, 2014

Omnicare, Inc.

900 Omnicare Center

201 E. Fourth Street

Cincinnati, Ohio 45202

Re: Form S-3 Registration Statement of Omnicare, Inc.

Ladies and Gentlemen:

We have acted as special Louisiana counsel to Campo’s Medical Pharmacy, Inc., a Louisiana corporation (“Campo’s”) in connection with Campo’s guarantee of the Debt Securities (“Debt Securities”) to be issued by Omnicare, Inc. (“Omnicare”), pursuant to (i) a form of senior notes indenture (the “Senior Notes Indenture”), between the Company and the trustee party thereto or (ii) a subordinated notes indenture (the “Subordinated Notes Indenture” and, together with the Senior Notes Indenture, the “Indentures” and, each an “Indenture”), between the Company and U.S. Bank National Association (successor trustee to SunTrust Bank), as trustee, dated June 13, 2003, which were filed with the Securities and Exchange Commission (the “Commission”) as exhibits to the Company’s registration statement on Form S-3 (the “Registration Statement”) on November 5, 2014.

This opinion is being furnished to you in connection with the proposed Debt Securities to be issued by under an Indenture, which Debt Securities are to be registered under the Securities Act of 1933, pursuant to the Registration Statement.

In rendering this opinion, we have examined the following documents:

(1) Copies of the Articles of Incorporation of Campo’s;

(2) Copies of the Bylaws of Campo’s;

(3) Action by Unanimous Written Consent of the Board of Directors of Campo’s various entities; dated October 24, 2014, (the “Corporate Resolutions”), authorizing the guarantee of the Debt Securities by Campo’s (the “Debt Guarantees”);

(4) Certificate of Good Standing from the Louisiana Secretary of State dated October 20, 2014 reflecting that Campo’s is duly incorporated and is in good standing in the State of Louisiana.

Omnicare, Inc.

We have also reviewed the Secretary’s Certificate of Campo’s to which were attached Items 1-3 above.

The documents listed in clauses (1) through (3) above are referred to herein as the “Organizational Documents”.

We are of the opinion that:

(A) Campo’s has been incorporated under the Louisiana Business Corporation Act and its status is active.

(B) Campo’s has the corporate power and capacity to guarantee the Debt Securities pursuant to the terms of each Indenture and perform its obligations under the Debt Guarantees.

(C) The Debt Guarantees, upon being duly authorized by all necessary corporate action, executed by an authorized signatory and delivered, will be validly authorized, executed and delivered for corporate law purposes by Campo’s.

These opinions are rendered subject to the following qualifications, assumptions, exceptions, and limitations:

In rendering the opinions set forth herein, we have relied upon certificates of public officials and upon certificates of officers and other representatives of Omnicare and of Campo’s, including the Resolutions, and such other documents, records and information as we have deemed necessary or appropriate, including the Louisiana Secretary of State’s Certificate of Good Standing dated October 20, 2014 for Campo’s. We have assumed that all signatures are genuine; that all documents submitted to us as originals are authentic; that all documents submitted to us as copies conform to the originals; that each Indenture, Debt Securities and Debt Guarantees have been duly executed and delivered by all parties thereto, other than Campo’s, and that the facts stated in all such documents are true and correct. In rendering this opinion, with your permission, we have not made any independent investigation as to the accuracy or completeness of any facts or representations, warranties, data or other information, whether written or oral, that may have been made by or on behalf of the parties, except as may otherwise be specifically set forth herein, if any. We are also assuming the Debt Guarantees have been, or will be, duly executed and delivered by Campo’s.

We have limited our opinion to matters of the laws of the State of Louisiana, however, even as to Louisiana law, we express no opinion with respect to (1) any state or local taxes or tax statutes, (2) any securities laws, (3) any health care laws or (4) any environmental laws, nor do we render any opinion as to any federal laws, to which Campo’s may be subject.

Omnicare, Inc.

Our opinions are subject to the following additional assumptions, limitations, qualification, and exceptions:

A. All opinions are subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, or similar laws affecting creditors’ rights generally; and (ii) the discretionary powers of the courts to make available remedies of specific performance, injunctive relief or other equitable remedies.

B. We have assumed that you and all other parties to the Indentures, Debt Securities and Debt Guarantees, excluding Campo’s, are duly organized and authorized to enter into the various transactions and to execute and deliver all of the various documents to which each is a party, and that those documents have been duly executed and delivered, and are legally binding on all such parties.

C. We have assumed the legal capacity of all natural persons who have signed and/or will sign the various documents, whether in their individual and/or representative capacities.

D. We have assumed that Campo’s is a wholly owned subsidiary of Omnicare and that entering into the Debt Guarantees and the guaranty of the obligations serves a legitimate business purpose of Campo’s and Campo’s has received value for entering into said transactions.

E. We have assumed there are no other agreements or understandings among the parties to each of the Indentures, Debt Securities and Debt Guarantees, or related documents, written or oral, and there is no usage of trade or course of conduct among the parties that would in any case, define, supplement, expand or limit or qualify the terms of such documents.

F. Specific performance of the provisions of any agreement is an equitable remedy which may or may not be ordered by a court in its discretion. No opinion is rendered as to the effectiveness of any provisions which authorize or purport to authorize the extra judicial enforcement of any rights or obligations or the waiver of any rights. We point out that generally extra-judicial enforcement is not allowed under Louisiana law.

G. Our opinion also assumes that all parties will enforce their rights under the various documents, in good faith and its conformity to law and in a commercially reasonable manner.

H. While Louisiana law does not purport to govern the Debt Guarantees, to the extent Louisiana law applies, the ability to collect any attorney fees as to enforcement of the Debt Guarantees against Campo’s is limited by the Louisiana Rules of Professional Conduct and other principles of Louisiana law.

These opinions are rendered as of the date hereof and we have no duty to advise you of any changes in law or judicial decisions which may affect or limit the opinions set forth above. The opinions set forth herein are opinions based upon our professional judgment and are not, and shall not be construed, as a warranty or guaranty.

Omnicare, Inc.

We hereby consent to reliance on this opinion letter and the opinions provided herein by the law firm White & Case LLP in connection with the legal opinion provided by that law firm that is included as an exhibit to the Registration Statement. Additionally, we hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus, which is a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

This opinion is specifically limited to the presently effective laws of the State of Louisiana. No opinions are or may be inferred, and we do not, render any opinion as to any matter, except as specifically, and expressly set forth herein.

Very truly yours,

/s/ Taylor, Porter, Brooks & Phillips, L.L.P.